Exhibit 10.2

PUBCO STOCKHOLDER SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of July 1, 2026, by and among Lixte Biotechnology Holdings, Inc., a Delaware corporation (“PubCo”), and [__________] (each, a “Stockholder” and collectively, the “Stockholders”). PubCo and the Stockholders are each sometimes referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, concurrently with the execution hereof, NOMAD Transportable Power Systems, Inc., a Delaware corporation (the “Company”), PubCo, and NBD Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of PubCo (“Merger Sub”), are entering into a Merger Agreement (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of PubCo (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of certain shares of common stock of PubCo, par value $0.0001 per share (“PubCo Common Stock”), of which such Stockholder is the record and beneficial owner (all such shares of PubCo Common Stock, together with any shares of PubCo Common Stock that are hereafter issued to such Stockholder in connection with an Adjustment prior to the Expiration Time, being referred to herein as the “Covered Shares”), provided, however, that, when used with respect to voting or consenting by or in the name of a Stockholder or any other Person acting on a Stockholder’s behalf hereunder with respect to PubCo Common Stock, the term “Covered Shares” shall only include the securities that are entitled to be voted (in a particular general or class vote of the stockholders), or for which the Stockholder or any other Person acting on such Stockholder’s behalf is entitled to consent (in a particular general or class vote of the stockholders), with respect thereto (which, for the avoidance of doubt, shall not include unissued shares of PubCo Common Stock that are subject to future issuance upon the exercise of options to acquire PubCo Common Stock), and nothing herein shall affirmatively require (and no Stockholder undertakes any obligation or makes any representation or warranty related to) the conversion, exercise or exchange of any security into securities entitled to be voted (in a particular general or class vote of the stockholders), or for which such Stockholder is entitled to consent or act (in a particular general or class vote of the stockholders), with respect thereto; and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as a material inducement and in consideration therefor, each Stockholder has entered into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. As used in this Agreement, the following terms have the meanings set forth below:

“Adjustment” means any stock (or share) split (including a reverse stock (or share) split), stock (or share) dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock (or share capital) of PubCo.

“Adverse Proposal” means: (i) any Acquisition Proposal (as defined in the Merger Agreement); (ii) any action, proposal or transaction that would reasonably be expected to result in a breach of any covenant, agreement, representation or warranty or any other obligation of PubCo set forth in the Merger Agreement or of a Stockholder contained in this Agreement; or (iii) any other action, proposal or transaction that is intended, or would reasonably be expected, to materially impede, interfere with, be inconsistent with, delay, postpone or prevent the consummation of, or otherwise adversely affect, the Merger, the other transactions contemplated by this Agreement or the Merger Agreement.

“Affiliates” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement), and (b) the valid termination of the Merger Agreement in accordance with its terms.

“Transfer” shall mean any direct or indirect (i) sale, tender, exchange, assignment, encumbrance, gift, hedge, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), voluntarily or involuntarily, or entry into any contract, option or other arrangement or understanding with respect to any sale, tender, exchange, assignment, encumbrance, gift, hedge, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares (excluding, for the avoidance of doubt, any sale, tender, exchange, assignment, encumbrance, gift, hedge, pledge, hypothecation, disposition or other transfer pursuant to this Agreement or the Merger Agreement) or any right, title or interest therein; (ii) (x) deposit of any Covered Shares into a voting trust, (y) entry into a support agreement with respect to any Covered Shares (other than this Agreement), or (z) grant of any irrevocable or revocable proxy, corporate representative appointment or power of attorney (or other consent or authorization with respect to any Covered Shares) with respect to any Covered Shares (other than as set forth in this Agreement); or (iii) any agreement or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) or (ii); provided, however, that Transfer shall not include: (1) with respect to any options to acquire shares of PubCo Common Stock held by a Stockholder that expire on or prior to the termination of this Agreement, any transfer, sale or other disposition of any Covered Shares to PubCo as payment for the (i) exercise price of such options and (ii) taxes applicable to the exercise of such options or (2) with respect to any restricted stock units granted to a Stockholder, (i) any transfer for the net settlement of such restricted stock units settled in Covered Shares (to pay any tax withholding obligations) or (ii) any transfer for receipt upon settlement of such restricted stock units, and the sale of a sufficient number of Covered Shares acquired upon settlement of such securities as would generate sales proceeds sufficient to pay the aggregate taxes payable by such Stockholder as a result of such settlement.

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2. No Transfer; No Inconsistent Arrangements.

2.1 From the date hereof until the Expiration Time, each Stockholder agrees not to Transfer any Covered Shares; provided, however, that a Stockholder may, (x)(i) if the Stockholder is an individual, (a) Transfer any Covered Shares to any members of the Stockholder’s immediate family, or to a trust solely for the benefit of the Stockholder or any member of the Stockholder’s immediate family (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), or to a partnership, limited liability company or other entity of which the Stockholder and/or any member of the Stockholder’s immediate family are the legal and beneficial owners of all of the outstanding equity securities of such entity or similar interest and the Stockholder controls all of the voting power of such entity, (b) Transfer any Covered Shares by operation of law, such as pursuant to a qualified domestic order, divorce settlement or divorce decree and (c) Transfer any Covered Shares by will or under the laws of intestacy upon the death of the Stockholder, (ii) if the Stockholder is a corporate entity, limited liability company, or partnership, Transfer any Covered Shares to any other Person which directly or indirectly controls, is controlled by or is under common control with such Stockholder; but in the case of each of the foregoing clauses (i) and (ii), only if all of the representations and warranties of such Stockholder would be true and correct upon such Transfer and the transferees agree in writing to be bound by the obligations set forth herein with respect to such Covered Shares as if they were the Stockholder hereunder, with PubCo named as an express third-party beneficiary of such agreements; (iii) release the Covered Shares from any pledge, lien or encumbrance existing on the date hereof so long as such release would not prohibit, limit, otherwise conflict with or impede (in any respect) such Stockholder’s compliance with its obligations pursuant to this Agreement; and (iv) pledge, lien or encumber any portion of the Covered Shares so long as such pledge, lien or encumbrance would not prohibit, limit, otherwise conflict with or impede (in any respect) such Stockholder’s compliance with its obligations pursuant to this Agreement (any such Transfer, a “Permitted Transfer”); (y) if any involuntary Transfer of any of a Stockholder’s Covered Shares shall occur (including a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Covered Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect in accordance with the terms and conditions hereof until the Expiration Time. Any action taken in violation of the immediately preceding sentence shall, to the fullest extent permitted by Law, be null and void ab initio. Nothing herein shall limit, restrict or impose any obligation or commitment with respect to shares that are not Covered Shares.

2.2 From the date hereof until the Expiration Time, no Stockholder shall, directly or indirectly, take any action that would reasonably be expected to make any of such Stockholder’s representations or warranties under this Agreement untrue or incorrect in any material respect.

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3. Agreement to Vote.

(a) Agreement to Vote. From the date hereof until the Expiration Time, each Stockholder irrevocably and unconditionally agrees that, at every meeting of the stockholders or of any class of stockholders of PubCo, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders or any class of stockholders of PubCo, such Stockholder shall, in each case, to the fullest extent that such Stockholder’s Covered Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Covered Shares to be counted as present thereat for the purpose of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all such Covered Shares (i) in favor of (A) the PubCo Stockholder Approval Matters (as defined in the Merger Agreement), including without limitation the conversion of the Exchange Preferred Stock into Exchange Conversion Shares, (B) all of the matters, actions and proposals necessary to consummate the transactions contemplated by the Merger Agreement, including the Merger, and (C) any other transaction contemplated by the Merger Agreement or other matters that would reasonably be expected to facilitate the Merger, including any proposal to adjourn or postpone such meeting of PubCo’s stockholders to a later date if there are not sufficient votes to approve the PubCo Stockholder Approval Matters; and (ii) against any Adverse Proposal. The obligations of the Stockholders in this Section 3 shall not be affected by any change, withdrawal or modification of the Board Recommendation. Each Stockholder shall retain at all times the right to vote the Covered Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those expressly set forth in this Section 3(a) that are at any time or from time to time presented for consideration to PubCo’s stockholders generally. For the avoidance of doubt, the foregoing commitments in this Section 3(a) apply to any Covered Shares held by any trust, limited partnership or other entity directly or indirectly holding Covered Shares over which the applicable Stockholder exercises direct or indirect voting control (if any).

3.2 Irrevocable Proxy. Each Stockholder hereby appoints PubCo and any designee of PubCo, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Covered Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of the Stockholders under this Agreement. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by such Stockholder with respect to the Covered Shares. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of such Stockholder.

4. Additional Covenants.

4.1 No Solicitation. Each Stockholder agrees not to, and shall not authorize or permit any of its Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding any alternative acquisition proposal with respect to PubCo; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible alternative acquisition proposal with respect to PubCo; or (iii) enter into any agreements or other instruments (whether or not binding) regarding any alternative acquisition proposal with respect to PubCo.

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4.2 Waiver.

(a) Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect) any rights of appraisal or rights to dissent from the Merger or quasi-appraisal rights that it may at any time have under applicable Law, including Section 262 of the General Corporation Law of the State of Delaware. Each Stockholder agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against PubCo, the Company, Merger Sub, any of their respective Affiliates or successors or any of their respective directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Merger) or (b) alleging a breach of any duty of the board of directors of the Company or the board of directors of PubCo or of any Person in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that the foregoing agreement and waiver shall not apply to any claim, derivative or otherwise, under or related to this Agreement.

(b) Each Stockholder, on behalf of itself and its respective present and former affiliates, officers, directors, stockholders, heirs, successors, and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the Company and PubCo and their respective affiliates, employees, officers, directors, stockholders, agents, representatives, successors, and assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law or equity, in each case related to, or arising from, any sale, change of control, or transaction bonuses, or similar payment payable to such Stockholder pursuant to an agreement or other binding arrangement and which becomes payable upon the execution of the Merger Agreement or consummation of the Transactions, which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Closing Date.

4.3 Notice of Certain Events. The Stockholders agree to notify PubCo of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any material breach of any of the representations and warranties of the Stockholders set forth in Section 5. PubCo shall notify the Stockholders of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any material breach of any of the representations and warranties of PubCo set forth in Section 6.

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5. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to PubCo that:

5.1 Due Organization; Authority.

(a) If the Stockholder is not an individual, (i) the Stockholder is duly organized, validly existing and in good standing (to the extent such concept is recognized under applicable Law) under the Law of its jurisdiction of incorporation or organization, as applicable, (ii) the Stockholder has the requisite power and authority to enter into and to perform its obligations under this Agreement, (iii) the execution and delivery of this Agreement by the Stockholder and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder, and (iv) no other proceedings on the part of the Stockholder are necessary to authorize the execution, delivery and performance of this Agreement by the Stockholder or to consummate the transactions contemplated hereby. If the Stockholder is an individual, the Stockholder has the requisite legal capacity, right and authority to execute, deliver and perform the Stockholder’s obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by PubCo, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Limitations.

5.2 Ownership of the Covered Shares; Voting Power. The Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of the Covered Shares and has good and marketable title to all of the Covered Shares free and clear of any lien, charge, pledge, security interest, claim, adverse ownership interest, or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of the Covered Shares (collectively, “Liens”), other than those created by this Agreement or those imposed by applicable securities Law or for such Liens as would not prohibit, limit or otherwise conflict with the Stockholder’s compliance with its obligations pursuant to this Agreement (collectively, “Permitted Liens”). As of the date hereof, the Stockholder has not entered into any agreement to Transfer any of the Covered Shares. The Stockholder has full voting power with respect to all of the Covered Shares, and full power of disposition with respect to the Covered Shares, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all the Covered Shares. None of the Covered Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or Lien with respect to the voting of the Covered Shares, except as expressly provided herein (including Permitted Liens).

5.3 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder with any provisions herein will (a) if the Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the organizational documents of such Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of the Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of or default under any provisions of, or require any consent, waiver or approval under any of the terms, conditions or provisions of any material Contract to which the Stockholder is a party or by which the Stockholder or any of the Covered Shares may be bound, (d) result in the creation or imposition of any Lien (other than any Lien created by PubCo or the Permitted Liens) on any asset of the Stockholder or (e) violate any Law applicable to the Stockholder or by which any of the Covered Shares are bound, except, in the case of each of the clauses above, as would not, individually or in the aggregate, reasonably be expected to prevent, impair or materially delay the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise prevent, impair or materially delay the Stockholder’s ability to perform its obligations hereunder.

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5.4 No Proceedings. As of the date hereof, there is no Proceeding pending against or, to the knowledge of the Stockholder, threatened against the Stockholder or any of the Stockholder’s properties or assets (including any of the Covered Shares) that would, individually or in the aggregate, reasonably be expected to prevent, impair or materially delay the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise prevent, impair or materially delay the Stockholder’s ability to perform its obligations hereunder.

5.5 Acknowledgment of the Terms and Conditions. The Stockholder has been represented by or had opportunity to be represented by independent counsel, and to the extent the Stockholder is not an individual, such Stockholder’s authorized officers have carefully read and fully understood this Agreement and the Merger Agreement.

5.6 No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon the arrangements made by or on behalf of the Stockholder in his or its capacity as such.

5.7 Absence of Manipulation. Each Stockholder further represents and agrees that the undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of PubCo to facilitate the sale or resale of the Covered Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Covered Shares or any related securities. Except as permitted by a Permitted Transfer under Section 2.1, neither the Stockholder nor any entity managed or controlled by the Stockholder nor any Person acting on behalf of or pursuant to any understanding with the Stockholder, has directly or indirectly, engaged in or effected any transactions in the Covered Shares (including, without limitation, (i) any Short Sales (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Covered Shares or (ii) any hedging transaction, in either case which establishes a net short position involving PubCo’s securities).

6. Representations and Warranties of PubCo. PubCo represents and warrants to the Stockholders that:

6.1 Due Organization; Authority. PubCo is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. PubCo has the requisite power and authority to enter into and to perform its obligations under this Agreement. The execution and delivery of this Agreement by PubCo and performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of PubCo, and no other corporate proceedings on the part of PubCo are necessary to authorize the execution, delivery and performance of this Agreement by PubCo or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of PubCo and, assuming the due authorization, execution and delivery of this Agreement on behalf of each Stockholder, constitutes the valid and binding obligation of PubCo, enforceable against PubCo in accordance with its terms, subject to the Enforceability Limitations.

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6.2 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by PubCo nor the consummation of the transactions contemplated hereby nor compliance by PubCo with any provisions herein will (a) violate, contravene or conflict with or result in any breach of any provision of the organizational documents of PubCo, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of PubCo, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of or default under any provisions of, or require any consent, waiver or approval under any of the terms, conditions or provisions of any material Contract to which PubCo is a party or by which PubCo may be bound, (d) result in the creation or imposition of any Lien on any asset of PubCo or (e) violate any Law applicable to PubCo, except, in the case of each of the clauses above, as would not, individually or in the aggregate, reasonably be expected to prevent, impair or materially delay the consummation by PubCo of the transactions contemplated by this Agreement or otherwise prevent, impair or materially delay PubCo’s ability to perform its obligations hereunder.

6.3 No Proceedings. There is no Proceeding pending against or, to the knowledge of PubCo, threatened against PubCo that would, individually or in the aggregate, reasonably be expected to prevent, impair or materially delay the consummation by PubCo of the transactions contemplated by this Agreement or otherwise prevent, impair or materially delay PubCo’s ability to perform its obligations hereunder.

7. Termination. Unless earlier terminated by the written consent of PubCo (in its sole and absolute discretion), this Agreement shall terminate automatically and shall have no further force or effect as of the Expiration Time. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 7 shall relieve any Party from liability for fraud or any willful breach of this Agreement prior to termination hereof and (ii) the provisions of this Section 7 and Section 9 shall survive any termination of this Agreement. In the event that the Merger Agreement is terminated, this Agreement shall automatically terminate.

8. Reliance. Each Stockholder understands and acknowledges that PubCo is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

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9. Miscellaneous.

9.1 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.2 Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment in violation of this Section 9.2 shall be void.

9.3 Amendments and Waivers. Any provision of this Agreement may be amended, modified, supplemented or waived if, but only if, such amendment, modification, supplement or waiver is in writing and is signed, in the case of an amendment, modification or supplement by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective. No failure or delay by any Party to assert any of its rights under this Agreement or otherwise shall constitute a waiver of such rights.

9.4 Specific Performance; Injunctive Relief. The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and any further equitable relief, in each case in accordance with Section 9.6, this being in addition to any other remedy to which such Party is entitled under the terms of this Agreement at law or in equity. The Parties’ rights in this Section 9.4 are an integral part of the transactions contemplated hereby and each Party hereby waives any objections to any remedy referred to in this Section 9.4 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 9.4, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

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9.5 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given in the manner described in Section 9.02 of the Merger Agreement, addressed as follows: (i) if to PubCo, to its address or email address set forth in Section 9.02 of the Merger Agreement, and (ii) if to a Stockholder, to such Stockholder’s address or email address set forth on a signature page hereto, or to such other address or email address as such Party may hereafter specify for the purpose by notice to each other Party hereto.

9.6 Applicable Law; Jurisdiction of Disputes. This Agreement and any dispute, controversy or claim arising out of, relating to or in connection with this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the Borough of Manhattan, City and State of New York, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9.7 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8 Entire Agreement. This Agreement, together with the Merger Agreement contains the entire understanding of the Parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the Parties with respect to such subject matter.

9.9 Counterparts. This Agreement may be executed manually or by other electronic transmission by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf or DocuSign format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

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9.10 Interpretation. When a reference is made in this Agreement to sections, such reference shall be to a section of this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided, that no direct or indirect portfolio companies (as such term is understood in the private equity industry) or investments of or affiliated with a Stockholder or any of its Affiliates shall be deemed or treated as an Affiliate of such Stockholder. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive, and shall be interpreted as “and/or.” The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. The headings set forth in this Agreement or any schedule delivered pursuant to this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or such schedule or any term or provision hereof or thereof. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires. A reference to any specific Law or to any provision of any Law, whether or not followed by the phrase “as amended,” includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.11 Capacity as Stockholder. No person executing this Agreement who is or becomes an officer or director of PubCo makes any agreement or understanding herein in his or her capacity as such officer or director. Each Stockholder signs solely in his, her or its capacity as the record and beneficial owner of the Covered Shares. Nothing herein shall limit or affect any actions taken by a Stockholder or any officer, director, employee, affiliate or representative of a Stockholder solely in his or her capacity as an officer or director of PubCo, including without limitation, exercising his or her fiduciary duties in connection thereto.

9.12 Adjustments. After the date of this Agreement and prior to the termination of this Agreement in accordance with Section 7, in the event of an Adjustment, the term “Covered Shares” shall be deemed to refer to and include any stock (or share) and any securities into which or for which any or all of such stock (or share) and securities may be changed or exchanged or which are received in such Adjustment.

9.13 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

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9.14 No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all Parties.

9.15 Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use such Stockholder’s reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to perform such Stockholder’s obligations under this Agreement.

9.16 No Third Party Beneficiaries. Except as expressly provided in this Section 9.16, nothing in this Agreement shall confer any rights upon any Person other than the Parties and each such Party’s respective heirs, successors and permitted assigns. Notwithstanding the foregoing, the Company Stockholder Representative (as defined in the Merger Agreement) is an intended third-party beneficiary of this Agreement and, following the Effective Time, shall be entitled to enforce the provisions of this Agreement applicable to the Stockholders as if the Company Stockholder Representative were a Party hereto. Following the Effective Time, any enforcement of rights on behalf of the Company under this Agreement with respect to the obligations of the Stockholders shall be conducted exclusively by the Company Stockholder Representative.

9.17 Non-Survival of Representations and Warranties. The respective representations and warranties of the Stockholders and PubCo contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

9.18 Non-Recourse. Notwithstanding anything herein to the contrary, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or to the extent related to this Agreement may only be brought against the entities that are expressly named as Parties hereto and their respective successors and assigns. Except as set forth in the immediately preceding sentence, no past, present or future director, officer, manager, employee, incorporator, member, partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, advisor or representative of any Party hereto, and no past, present or future director, officer, manager, employee, incorporator, member, partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, advisor or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any Party hereto under this Agreement (whether in tort, contract or otherwise). The Parties acknowledge and agree that the Non-Recourse Parties are third party beneficiaries of this Section 9.18, each of whom may enforce the provisions thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Support Agreement as of the date first above written.

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

By:	/s/ Geordan Pursglove
Name:	Geordan Pursglove
Title:	Chief Executive Officer

[STOCKHOLDER]

By:	[signature pages on file with the Company]
Name:
Address:
E-mail: